EXHIBIT 11
                DDL ELECTRONICS, INC. AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER SHARE
                            (Unaudited)
                                                Three Months Ended
                                                     March 31,
                                              1997              1996
                                             ------            ------
    PRIMARY EARNINGS PER SHARE:
Income (loss) before extraordinary item  $   134,000       $  (405,000)
Extraordinary item                             -             2,356,000
                                          ----------        ----------
Net income                               $   134,000       $ 1,951,000
                                          ==========        ==========
Weighted average number of common
  shares outstanding                      23,074,156        18,476,959
Assumed exercise of options and warrants
  net of shares assumed reacquired           211,075           587,542
                                          ----------        ----------
Average common shares and common
  share equivalents                       23,285,231        19,064,501
                                          ==========        ==========
Primary earnings per share:
  Income (loss) before extraordinary item     $ 0.01           $ (0.02)
  Extraordinary item                             -                0.12
                                                ----              ----
Earnings per share                            $ 0.01           $  0.10
                                                ====              ====

    FULLY DILUTED EARNINGS PER SHARE:
Income (loss) before extraordinary item  $   134,000       $  (405,000)
Add back net interest related to
  convertible subordinated debentures         34,000            64,000
                                          ----------        ----------
Income (loss) before extraordinary item
  for fully diluted computation              168,000          (341,000)
Extraordinary item                             -             2,356,000
                                          ----------        ----------
Net income for fully
  diluted computation                    $   168,000       $ 2,015,000
                                          ==========        ==========
Weighted average number of common
  shares outstanding                      23,074,156        18,476,959
Assumed exercise of options and warrants
  net of shares assumed reacquired
  under treasury stock method using
  period end market price, if higher
  than average market price                  211,294           588,438
Assumed conversion of convertible
  subordinated debentures                    310,206           989,084
                                          ----------        ----------
Average fully diluted shares              23,595,656        20,054,481
                                          ==========        ==========
Fully diluted earnings per share:
  Income (loss) before extraordinary item     $ 0.01           $ (0.02)
  Extraordinary item                             -                0.12
                                                ----              ----
Earnings per share                            $ 0.01           $  0.10
                                                ====              ====

                                                             EXHIBIT 11
                DDL ELECTRONICS, INC. AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER SHARE
                            (Unaudited)
                                                 Nine Months Ended
                                                     March 31,
                                              1997              1996
                                             ------            ------
   PRIMARY EARNINGS PER SHARE:
Income (loss) before extraordinary item  $(1,122,000)      $   331,000
Extraordinary item                             -             2,356,000
                                          ----------        ----------
Net income (loss)                        $(1,122,000)      $ 2,687,000
                                          ==========        ==========
Weighted average number of common
  shares outstanding                      23,046,615        17,053,331
Assumed exercise of options and warrants
  net of shares assumed reacquired             -               624,500
                                          ----------        ----------
Average common shares and common
  share equivalents                       23,046,615        17,677,831
                                          ==========        ==========
Primary earnings (loss) per share:
  Income (loss) before extraordinary item     $(0.05)           $ 0.02
  Extraordinary item                             -                0.13
                                                ----              ----
Earnings (loss) per share                     $(0.05)           $ 0.15
                                                ====              ====
    FULLY DILUTED EARNINGS PER SHARE:
Income (loss) before extraordinary item  $(1,122,000)      $   331,000
Add back net interest related to
  convertible subordinated debentures        101,000           131,000
                                          ----------        ----------
Income (loss) before extraordinary item
  for fully diluted computation           (1,021,000)          462,000
Extraordinary item                             -             2,356,000
                                          ----------        ----------
Net income (loss) for fully
  diluted computation                    $(1,021,000)      $ 2,818,000
                                          ==========        ==========
Weighted average number of common
  shares outstanding                      23,046,615        17,053,331
Assumed exercise of options and warrants
  net of shares assumed reacquired
  under treasury stock method using
  period end market price, if higher
  than average market price                  248,285           722,213
Assumed conversion of convertible
  subordinated debentures                    310,206           545,876
                                          ----------        ----------
Average fully diluted shares              23,605,106        18,321,420
                                          ==========        ==========
Fully diluted earnings (loss) per share:
  Income (loss) before extraordinary item     $(0.04)          $  0.02
  Extraordinary item                             -                0.13
                                                ----              ----
Earnings (loss) per share                     $(0.04)          $  0.15
                                                ====              ====

  Note:  Fully diluted earnings per share are anti-dilutive for 1997.